As filed with the Securities and Exchange Commission
on July 23, 1999                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                              US SEARCH.COM INC.
            (Exact name of registrant as specified in its charter)
                                _______________

          Delaware                                         95-4504143
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

                      9107 Wilshire Boulevard, Suite 700
                           Beverly Hills, CA 90210
                                (310) 553-7000
                   (Address of principal executive offices)

                Amended and Restated 1998 Stock Incentive Plan
                1999 Non-Employee Directors' Stock Option Plan
                             (Full title of plans)

                           C. Nicholas Keating, Jr.
                            Chief Executive Officer
                      9107 Wilshire Boulevard, Suite 700
                           Beverly Hills, CA 90210
                                (310) 553-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                _______________

                                  Copies to:

                            Alan C. Mendelson, Esq.
                              Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                           Palo Alto, CA 94306-2155
                                (650) 843-5000
                                _______________

                        CALCULATION OF REGISTRATION FEE

================================================================================

====================================================================================================================================
                                                    Proposed Maximum            Proposed Maximum
Title of Securities to be       Amount to be     Offering Price Per Share     Aggregate Offering Price
       Registered                Registered              (1) (2)                       (1) (2)           Amount of Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
Stock (par value $.001)       2,918,023 shares       $4.3923 - $13.9375             $25,988,165                     $7225
====================================================================================================================================

================================================================================
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the weighted average exercise price for shares subject to outstanding options granted pursuant to US SEARCH.com Inc.'s (the "Company") (a) Amended and Restated 1998 Stock Incentive Plan and (b) 1999 Non-Employee Directors' Stock Option Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on July 20, 1999 (within 5 days of filing) as reported on the Nasdaq National Market.

The chart below details the calculation of the registration fee:

----------------------------------------------------------------------------------------------
                                                         Offering Price          Aggregate
     Securities                 Number of Shares            Per Share         Offering Price
----------------------------------------------------------------------------------------------
Shares issuable pursuant to
outstanding options under
the Amended and Restated
1998 Stock Incentive Plan             1,336,494            $ 4.3923 (1)         $ 5,870,283
----------------------------------------------------------------------------------------------
Shares issuable pursuant to
the Amended and Restated
1998 Stock Incentive Plan             1,264,156            $13.9375 (2)         $17,619,174
----------------------------------------------------------------------------------------------
Shares issuable pursuant to
outstanding options granted
under the 1999 Non-Employee
Directors' Stock Option Plan            212,184            $ 4.8667 (1)         $ 1,032,636
----------------------------------------------------------------------------------------------
Shares issuable pursuant to
the 1999 Non-Employee
Directors' Stock Option Plan            105,189            $13.9375 (2)         $ 1,466,072
----------------------------------------------------------------------------------------------
Proposed Maximum Aggregate
Offering Price                                                                  $25,988,165
----------------------------------------------------------------------------------------------
Registration Fee                                                                $      7225
----------------------------------------------------------------------------------------------

                                       1.

                                    Part II

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by US SEARCH.com Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's prospectus filed pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), on June 25, 1999 (No. 333-76099).

     (b) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed May 20, 1999, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California. Alan
C. Mendelson, a senior partner of Cooley Godward LLP, serves as one of the Company's directors and has been granted an option to purchase 35,364 shares of Common Stock, with an exercise price of $4.45 per share, under the Company's 1999 Non-Employee Directors' Stock Option Plan.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Delaware General Corporation Law. The Company's Bylaws provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act.

     The Company has entered into indemnity agreements with each of its directors and certain officers which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance. The Company also maintains an insurance policy for its directors and officers insuring against certain liabilities arising in their capacities as such.

                                       2.

Item 8.  EXHIBITS

Exhibit
Number

4.1*      Certificate of Incorporation of the Company.

4.1.1* Certificate of Amendment of Certificate of Incorporation, dated May 12, 1999, changing corporate name to US SEARCH.com Inc.

4.2*      Bylaws of the Company

4.3*      Form of Common Stock Certificate

5.1       Opinion of Cooley Godward LLP.

23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2      Consent of Cooley Godward LLP.  (Included in Exhibit 5.1).

24.1      Power of Attorney (See signature page).

99.1*     1998 Amended and Restated Stock Option Plan.

99.1.1*   Form of 1998 Stock Incentive Plan Stock Option Award Agreement.

99.2*     1999 Non-Employee Directors' Stock Option Plan.

99.2.1* Form of 1999 Non-Employee Directors' Stock Option Plan Nonstatutory Stock Option

99.2.2*   Form of 1999 Non-Employee Directors' Stock Option Plan Notice of
          Exercise.

_____________
* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-76099), filed with the SEC on June 24, 1999.

Item 9.  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                       3.

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       4.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on July 23, 1999.

                                US SEARCH.com Inc.

                                By: /s/ C. Nicholas Keating, Jr.
                                    -------------------------------------------
                                    C. Nicholas Keating, Jr.
                                Title: President, Chief Executive Officer and
                                       Director


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Nicholas Keating, Jr. and William G. Langley and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                        Title                                         Date
  /s/ C. Nicholas Keating, Jr.                   President, Chief Executive Officer and        July 23, 1999
-------------------------------------------
  C. Nicholas Keating, Jr.                       Director (Principal Executive Officer)

  /s/ William G. Langley                         Vice President, Chief Financial Officer       July 23, 1999
-------------------------------------------
  William G. Langley                             (Principal Financial Officer and
                                                 Accounting Officer)

  /s/ Peter Locke                                Co-Chairman and Director                      July 23, 1999
-------------------------------------------
  Peter Locke

  /s/ Donald Kushner                             Co-Chairman and Director                      July 23, 1999
-------------------------------------------
  Donald Kushner

  /s/ Nicholas Rockefeller                       Director                                      July 23, 1999
-------------------------------------------
  Nicholas Rockefeller

  /s/ Russell I. Pillar                          Director                                      July 23, 1999
-------------------------------------------
  Russell I. Pillar

  /s/ Harry B. Chandler                          Director                                      July 23, 1999
-------------------------------------------
  Harry B. Chandler

  /s/ Alan C. Mendelson                          Director                                      July 23, 1999
-------------------------------------------
  Alan C. Mendelson

                                       5.

                                 EXHIBIT INDEX

Exhibit
Number                        Description

4.1*     Certificate of Incorporation of the Company.

4.1.1* Certificate of Amendment of Certificate of Incorporation, dated May 12, 1999, changing corporate name to US SEARCH.com Inc.

4.2*     Bylaws of the Company

4.3*     Form of Common Stock Certificate

5.1      Opinion of Cooley Godward LLP.

23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2     Consent of Cooley Godward LLP.  (Included in Exhibit 5.1).

24.1     Power of Attorney (See signature page).

99.1*    1998 Amended and Restated Stock Option Plan.

99.1.1*  Form of 1998 Stock Incentive Plan Stock Option Award Agreement.

99.2*    1999 Non-Employee Directors' Stock Option Plan.

99.2.1* Form of 1999 Non-Employee Directors' Stock Option Plan Nonstatutory Stock Option

99.2.2*  Form of 1999 Non-Employee Directors' Stock Option Plan Notice of
         Exercise.

_____________
* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-76099), filed with the SEC on June 24, 1999.